EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT

                Reink Canada Corp., an Ontario Canada corporation

                 Teckn-O-Laser USA Inc., a Delaware corporation

                        YAC Corp., a Delaware corporation

          3091732 Nova Scotia Company, a Nova Scotia Canada corporation owned by YAC Corp.

       3091503 Nova Scotia Company, a Nova Scotia Canada corporation owned by 3091732 Nova Scotia Company

      Teckn-O-Laser Global Company, a Nova Scotia Canada corporation owned by 3091503 Nova Scotia Company